Exhibit 99.1

FOR IMMEDIATE RELEASE

Electro Rent	Agilent
Daniel Greenberg, Chairman and CEO	Janet Smith
Electro Rent Corporation	Agilent Technologies Inc.
818-786-2525	970-679-5397
janet_smith@agilent.com
Roger Pondel/Laurie Berman
310-279-5980
investor@pondel.com

ELECTRO RENT NAMED AGILENT TECHNOLOGIES’
SOLE AUTHORIZED TECHNOLOGY PARTNER IN U.S., CANADA

VAN NUYS Calif. – October 15, 2009 – Electro Rent Corp. (NASDAQ: ELRC) today announced that it was selected as Agilent’s sole Authorized Technology Partner (ATP) for the United States and Canada.  The newly signed agreement, effective December 1, will provide customers an additional way to purchase Agilent’s electronic test and measurement products.

“We are very pleased to be able to develop further our long-standing strategic relationship with Agilent as their exclusive ATP in the United States and Canada,” said Daniel Greenberg, CEO of Electro Rent.  “We have been providing rental solutions to Agilent customers since 1965, and believe our thoroughly tested technical and professional team will provide significant value and benefit to customers interested in Agilent electronic test equipment.  Electro Rent provides customers with best-in-class customer service by offering them a wide range of services, including rental and lease options and financial alternatives, as well as quick and thorough responses to questions.  This enables them to make more informed decisions about their test equipment needs.”

“We are very excited to partner with Electro Rent as our Authorized Technology Partner,” said Dave Myers, vice president and general manager of Agilent’s Americas Field Operation.  “As the leader in electronic test and measurement solutions, Agilent is committed to expand our ability to meet customer needs.  With the depth and breadth of Electro Rent's test and measurement equipment acquisition solutions, our customers will now have additional options to help them meet their business objectives in  a rapidly changing marketplace.”

The agreement is expected to be material to Electro Rent’s operations and Electro Rent plans to add more than 50 people to its sales and support staff to serve Agilent’s customers.  No additional details were provided.

About Agilent Technologies

Agilent Technologies Inc. is the world’s premier measurement company and a technology leader in communications, electronics, life sciences and chemical analysis.  The company’s 18,000 employees serve customers in more than 110 countries.  Agilent had net revenues of $5.8 billion in fiscal 2008.  Information about Agilent is available on the Web at www.agilent.com.

About Electro Rent Corporation

Electro Rent Corporation (www.ElectroRent.com) is one of the largest global organizations devoted to the rental, leasing and sales of general purpose electronic test equipment, personal computers and servers.

"Safe Harbor" Statement:

Except for the historical statements and discussions above, certain statements above constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934.  These forward-looking statements, which include statements about Electro Rent’s ability to provide significant value and benefit to customers interested in Agilent electronic test equipment, among others, reflect management's current views with respect to future events and financial performance; however, you should not put undue reliance on these statements.  When used, the words "anticipates," "believes," "expects," "intends," "future," and other similar expressions identify forward-looking statements.  These forward-looking statements are subject to certain risks and uncertainties.  The companies believe its managements’ assumptions are reasonable; nonetheless, it is likely that at least some of these assumptions will not come true.  Accordingly, the companies’ actual results will probably differ from the outcomes contained in any forward-looking statement, and those differences could be material.  Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in Electro Rent and Agilent’s periodic reports on Form 10-K and 10-Q and in their other filings with the Securities and Exchange Commission.  Should one or more of the risks discussed, or any other risks, materialize, or should one or more of our underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, expected or projected.  In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct.  Electro Rent and Agilent undertake no obligation to update or revise any forward-looking statements.

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